We are a reporting company under Section 13 of the Securities Exchange Act of 1934, as amended.

As filed with the Securities and Exchange Commission on February 11, 2025

Registration No. 333-284415

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 2)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOXYTRAN, INC.

(Exact name of registrant as specified in its charter)

Nevada	2834	26-2797630
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

75 2nd Ave.

Suite 605

Needham, MA 02494

617-454-1199

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Platt, PhD

Chairman

75, Second Ave.

Suite 605

Needham, MA 02494

617-454-1199

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert J. Burnett

Witherspoon Brajcich McPhee, PLLC

601 W Main Ave #1400

Spokane, WA 99201

509-455-9077

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company., or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This amendment is filed with the sole purpose to include the opinion of our legal counsel, Witherspoon Brajcich McPhee, PLLC.

Exhibit Number		Description

5.1	++	Opinion of SEC LAWYER regarding legality and Consent

++		Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Needham, Massachusetts, on February 11, 2025.

BIOXYTRAN, INC.

By:	/s/ David Platt, Ph.D.
Name:	David Platt, Ph.D.
Title:	President & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints David Platt, Ola Soderquist and Robert J. Burnett, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act and any requirements of the SEC in respect thereof, in connection with the filing with the SEC of this Registration Statement on Form S-1 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ David Platt, Ph.D.	Chief Executive Officer, President and	February 11, 2025
David Platt, Ph.D.	Chairman of the Board of Directors (principal executive officer)

/s/ Ola Soderquist	Chief Financial Officer, Secretary, Treasurer	February 11, 2025
Ola Soderquist

/s/ Dale H. Conaway, DVM*	Director	February 11, 2025
Dale H. Conaway

/s/ Radka Milanova, Ph.D.*	Director	February 11, 2025
Radka Milanova

/s/ Alan M. Hoberman, Ph.D.*	Director	February 11, 2025
Alan M. Hoberman

/s/ Anders Utter*	Director	February 11, 2025
Anders Utter

*By:	/s/ David Platt, Ph.D.
David Platt, Ph.D.
Attorney-in-Fact